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                                                                EXHIBIT 10.4


                             FARO TECHNOLOGIES, INC.
                      1997 NON-EMPLOYEE DIRECTORS' FEE PLAN



1. ESTABLISHMENT. FARO Technologies, Inc. (the "Company") hereby establishes a plan for the members of its Board of Directors who are not employees of (i) the Company, or (ii) any of its subsidiaries ("Non-Employee Directors"), as described herein, which shall be known as the FARO TECHNOLOGIES, INC. 1997 NON-EMPLOYEE DIRECTORS' FEE PLAN (the "Plan").

2. PURPOSE. The purpose of the Plan is to advance the Company's growth and success, and to advance its interests by attracting and retaining well-qualified Non-Employee Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company's business.

3. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan (the "Effective Date") is the later of (i) the date of its approval by the shareholders of the Company, or (ii) the effective date of any registration statement with respect to the common stock of the Company ("Common Stock") under the Securities Exchange Act of 1934, as amended.


4. STOCK SUBJECT TO THE PLAN. Subject to adjustment in accordance with the provisions of paragraph 8, the total number of shares of Common Stock available for awards during the term of this Plan shall be 250,000 shares. Shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. In no event shall the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, there shall be issued in lieu thereof one full share of Common Stock.


5.       ADMINISTRATION.

         (a) The Plan shall be administered by a committee (the "Committee") appointed from time to time by the Board of Directors consisting of not less than two members of the Board of Directors who do not qualify as Non-Employee Directors.

         (b) Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to the extent provided by law.

         (c) Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith.



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6.       ELECTION TO RECEIVE ANNUAL RETAINER FEES IN SHARES.


         (a) Share Election. Subject to paragraph 7, each Non-Employee Director may elect (a "Share Election") to receive all or any portion of any annual retainer fee, committee fees, or meeting fees earned in each calendar year for services on the Board of Directors (collectively, the "Retainer Fees"), in the form of Common Stock. A Share Election, or a modification or revocation of a Share Election by a subsequent Share Election, shall be effective with respect to Retainer Fees earned commencing on the first day of the calendar month following the date that the election is delivered. A Share Election (including a modification or revocation of a Share Election by a subsequent Share Election) must be in writing and delivered to the Secretary of the Company as specified in the preceding sentence, except that (A) a Share Election with respect to Retainer Fees to be earned in 1997 may be made at any time until the date 30 days after the Effective date of the Plan and (B) any Non-Employee Director who commences his or her directorship subsequent to January 1 of a calendar year (a "New Director") may make a Share Election during the 30-day period immediately following the commencement of his or her directorship. A Share Election, once made, shall remain in effect, and be irrevocable, unless modified or revoked by a subsequent Share Election in accordance with the provisions hereof.


         (b) Transfer of Shares. Shares of Common Stock issuable to a Non-Employee Director with respect to a Share Election shall be transferred to such Non- Employee Director effective as of the last business day of each fiscal quarter in which the Retainer Fees are earned. The total number of shares of Common Stock to be so transferred shall be determined by dividing one-quarter of the annual Retainer Fees by the Fair Market Value of a share of Common Stock. For purposes of this Plan, "Fair Market Value" means if the Common Stock is then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers' Automated Quotation System (including The Nasdaq Stock Market's National Market), the average closing price of a share on such exchange or quotation system for the five trading days immediately preceding the last business day of the applicable quarter (or such other relevant date as may be specifically set forth herein). If the Common Stock is not traded on a registered securities exchange or quoted on such a quotation system, the Committee shall determine the Fair Market Value of a share. The Retainer Fees payable for a quarter shall be proportionately adjusted for a Non-Employee Director who does not serve as a director for the entire quarter.

7.       DEFERRAL ELECTION.


         (a) Deferral Election. Each Non-Employee Director may elect (a "Deferral Election") to not currently receive all or any portion of the shares of Common Stock that would otherwise be transferred pursuant to paragraph 6, or any of his or her Retainer Fees that would otherwise be payable in cash. A Deferral Election must be in



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                  writing and delivered to the Secretary of the Company prior to the calendar year in which the Retainer Fees to which the Deferral Election relates are earned, except that (A) a Deferral Election with respect to 1997 may be made at any time until the date 30 days after the Effective Date of the Plan and (B) any New Director may make a Deferral Election during the 30-day period immediately following the commencement of his or her directorship. A Deferral Election once made shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect, and be irrevocable, for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof.


         (b) Notional Accounts. A Non-Employee Director who makes a Deferral Election with respect to a Share Election shall have the number of deferred shares of Common Stock (including fractions of a share) credited to a "Notional Share Account" for the Non- Employee Director in the form of "Notional Share Units." A Non-Employee Director who makes a Deferral Election with respect to Retainer Fees that are not subject to a Share Election shall have the amount of deferred Retainer Fees credited to a "Notional Cash Account" for the Non-Employee Director. Collectively, the amounts deferred in a Non-Employee Director's Notional Share Account and Notional Cash Account shall hereafter be referred to as the "Deferred Amounts."



         (c) Cash Dividends. A Non-Employee Director who makes a Deferral Election with respect to a Share Election shall have no rights or other entitlements with respect to any regular cash dividends which are paid by the Company on outstanding Common Stock. Notwithstanding the foregoing, in the event that any Extraordinary Dividends (as hereinafter defined) are paid by the Company on outstanding Common Stock, on the payment date therefor, there shall be credited to the Non-Employee Director's Notional Share Account a number of additional Notional Share Units equal to (i) the aggregate Extraordinary Dividends that would be payable on the outstanding shares of Common Stock equal to the number of Notional Share Units credited to such Notional Share Account on the record date for the Extraordinary Dividend, divided by (ii) the Fair Market Value of a share of Common Stock as of the last business day immediately preceeding the date of payment of the dividend. For these purposes, an "Extraordinary Dividend" shall mean a dividend or distribution consisting of cash and/or other property (other than securities of a type described in Section 8 hereof) which exceeds ten percent (10%), on an annualized basis, of the average of the closing prices of the Common Stock for the ten (10) trading days immediately prior to the date of declaration of such dividend.



         (d) Notional Cash Accounts. At the election of a Non-Employee Director, a Director's Notional Cash Account shall be (i) credited with interest at an annual rate equal to the sum of the daily interest earned at a rate equal to the yield from time to time on U.S. Treasury obligations maturing in seven years as reported in The Wall Street Journal (Eastern Edition) and compounded monthly, or such other rate specified by the Committee, or (ii) credited or debited with the annual investment returns relating to such investment vehicle or vehicles as may be made available by the Committee from time to time, if any, and selected by the Non-Employee Director, or such combination of (i) and (ii) as the Non-Employee Director designates by written notice to the Secretary of the Company.



         (e) Distributions. Subject to subsection 7.(k), a Non-Employee Director's Deferred Amounts shall become payable as soon as practicable following the earliest of (i) the date irrevocably selected by the Non-Employee Director in his or her Deferral



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                  Election, (ii) the Non-Employee Director's death or (iii) the
                  Non-Employee Director's total and permanent disability, as determined by the Committee.


         (f)      Form of Payments. All payments from a Notional Share
                  Account shall be made in shares of Common Stock by issuing Common Stock for Notional Share Units on a one-for-one basis. All payments from a Notional Cash Account shall be made in cash.



         (g) Manner of Payments. Subject to subsection 7.(k), in his or her Deferral Election, each Non-Employee Director shall elect to receive payment of his or her Deferred Amounts either in a lump sum or in two to fifteen substantially equal annual installments. In the event of a Non-Employee Director's death, payment of the remaining portion of the Director's Deferred Amounts will be made to the director's beneficiary in a lump sum as soon as practicable following the director's death.



         (h) Hardship Distribution. Notwithstanding any Deferral Election, in the event of severe financial hardship to a Non-Employee Director resulting from a sudden and unexpected illness, accident or disability of the Non-Employee Director or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Non-Employee Director, all as determined by the Committee, a Non-Employee Director may withdraw a portion of the Notional Share Units in his or her Notional Share Account and/or cash in his or her Notional Cash Account by providing written notice to the Secretary of the Company. Withdrawals of amounts shall only be permitted to the extent reasonably necessary to meet the emergency need due to the severe financial hardship.



         (i) Designation of Beneficiary. Each Non-Employee Director or former Non- Employee Director entitled to payment of Deferred Amounts hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently, or successively) to whom any such Deferred Amounts are to be paid in case of the Non-Employee Director's death before receipt of any or all of such Deferred Amounts. Any designation will revoke all prior designations by the Non-Employee Director or former Non-Employee Director, shall be in a form prescribed by the Company and will be effective only when filed by the Non-Employee Director or former Non-Employee Director, during his or her lifetime, in writing with the Secretary of the Company. References in this Plan to a director's "beneficiary" at any date shall include such persons designated as concurrent beneficiaries on the director's beneficiary designation form then in effect. In the absence of any such designation, any balance remaining in a Non-Employee Director's or former Non-Employee Director's Notional Share Account and/or Notional Cash Account at the time of the director's death shall be paid to such director's estate in a lump sum.



         (j) No Account Transfers. A Non-Employee Director may not transfer or convert a Notional Share Account to a Notional Cash
                  Account or vice versa.



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         (k)      Changes With Respect to Distributions. With the consent of the
                  Company, a Non-Employee Director may (i) postpone the date on which Deferred Amounts are to become payable pursuant to subsection 7.(e)(i), or (ii) change the manner in which the Deferred Amounts are to be paid pursuant to subsection
                  7.(g), provided in each case that any such change is made prior to the calendar year in which such payments are to commence.



         (l) No Assets. No stock, cash or other property will be deliverable to a Non- Employee Director in respect of the Non-Employee Director's Deferred Amounts until the date or dates identified pursuant to this Section 7, and all Deferred Amounts shall be reflected in one or more unfunded accounts established for the Non-Employee Director by the Company. Payment of the Company's obligation will be from general funds, and no special assets (stock, cash or otherwise) have been or will be set aside as security for this obligation.



         (m) No Transfers. A Non-Employee Director's rights to payments under this Section 7 are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by a Non-Employee Director's creditors or the creditors of his or her beneficiaries, whether by operation of law or otherwise, and any attempted sale, transfer, assignment, pledge, or encumbrance with respect to such payment shall be null and void, and shall be without legal effect and shall not be recognized by the Company.



         (n) Unsecured Creditor. The right of a Non-Employee Director to receive payments under this Section 7 is that of a general, unsecured creditor of the Company, and the obligation of the Company to make payments constitutes a mere promise by the Company to pay such benefits in the future. Further, the arrangements contemplated by this Section are intended to be unfunded for tax purposes and for purposes of Title I of ERISA.



8. ADJUSTMENT PROVISIONS. If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any merger, consolidation, recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares reserved for issuance under the Plan and in the number of Notional Share Units credited to each Non-Employee Director's Notional Share Account as is necessary to preserve, without exceeding, the value reflected by the Non-Employee Director's Notional Share Account.


9. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate ten (10) years from the date that it is adopted by the Board of Directors, unless sooner terminated as hereinafter provided. The Board of Directors may at any time terminate the Plan. The Board of Directors may amend the Plan as it shall deem advisable including (without limiting the

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         generality of the foregoing) any amendments deemed by the Board of
         Directors to be necessary or advisable to assure conformity of the Plan with any requirements of state and federal laws or regulations now or hereafter in effect; provided, however, that (a) the Board of Directors may not, without further approval by the shareholders of the Company, make any modifications which, under Rule 16b-3, require such approval and (b) no amendment shall affect adversely any of the rights of any Non- Employee Director, without such Non-Employee Director's consent, under any election theretofore in effect under the Plan.


10. RIGHTS AS A SHAREHOLDER. A Non-Employee Director shall have no rights as a shareholder with respect to Common Stock of the Company until the date of issuance of the stock certificate to him. Except as provided in paragraph 8, no adjustment will be made for dividends or other rights for which the record date is prior to the date such Common Stock is issued. The shares of Common Stock granted to each Non-Employee Director are not transferable by the recipient for a period of six months after the Grant Date (or, for a director elected between Grant Dates, the date of the director's election), except in the event of the death or disability of the recipient. All certificates evidencing shares granted to a Non-Employee Director shall bear an appropriate legend evidencing such transfer restrictions.


11. GOVERNING LAW. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the state in which the Company is incorporated, to the extent not otherwise governed by the Internal Revenue Code or the laws of the United States.

12. UNFUNDED PLAN. This Plan shall be unfunded. No person shall have any rights greater than those of a general creditor of the Company.

13. WITHHOLDING. The Company shall have the right to deduct from all amounts deferred pursuant to a Deferral Election and/or payments made under the Plan any federal, state, or local income taxes or FICA required to be withheld with respect to such compensation. Each Non-Employee Director shall be entitled to irrevocably elect, at least six months prior to the date shares of Common Stock would otherwise be delivered hereunder, to have the Company withhold shares of Common Stock having an aggregate Fair Market Value as of such date equal to the amount required to be withheld.


14. CHANGE OF CONTROL. Anything in this Plan to the contrary notwithstanding, upon the occurrence of a Change of Control: (a) all Notional Share Units credited to any Non-Employee Director's Share Account shall be converted into Common Stock and together with all Deferred Amounts credited to a Notional Cash Account shall be transferred as soon as practicable in a lump sum to each Non-Employee Director; and (b) any Retainer Fees earned in respect of the fiscal quarter in which the Change of Control occurs shall be paid in cash as soon as practicable. For purposes of the Plan, a "Change of Control" means: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of Common Stock as a group would receive less than fifty percent (50%) of the



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         voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of Directors of an agreement providing for the sale or transfer of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934 if such acquisition is not preceded by a prior expression of approval by the Board.



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